Exhibit 99.1

Q2 Holdings, Inc. Announces Third Quarter 2016 Financial Results
Total third quarter revenue of $38.3 million, up 37 percent year-over-year

AUSTIN, Texas (Nov. 2, 2016) - Q2 Holdings, Inc. (NYSE:QTWO), a leading provider of secure, cloud-based virtual banking solutions for community-focused financial institutions, today announced results for its third quarter ending Sept. 30, 2016.

Third Quarter Results

•	Revenue for the third quarter of $38.3 million, up 37 percent year-over-year and up 6 percent sequentially.

•	GAAP gross margin for the third quarter of 48.8 percent, up from 46.0 percent one year ago.
Non-GAAP gross margin for the third quarter of 52.3 percent, up from 47.7 percent one year ago.

•
GAAP net loss for the third quarter of $9.5 million, which compares to a GAAP net loss of $7.0 million a year ago. Adjusted EBITDA for the third quarter of negative $1.1 million, which compares to negative $2.2 million one year ago.

“I was encouraged by the performance of the business in the third quarter,“ said Matt Flake, CEO. “We saw improved execution on our sales pipeline and successfully deployed our first corporate banking customer. I look to build on our performance in the fourth quarter and close out the year on a high note.”

Third Quarter 2016 Highlights

•	Implemented and went live with our corporate banking platform at a $20 billion bank in the western United States.

•	Continued to build on our momentum in the Credit Union market as we signed two additional CUs with over $1 billion in assets in the quarter.

•	Exited the third quarter with approximately 7.8 million registered users on the Q2 platform, representing 30 percent year-over-year growth and up 2 percent from the previous quarter.

Financial Outlook

Q2 Holdings is providing guidance for its fourth quarter 2016 as follows:

•	Total revenue of $41.0 million to $41.6 million, which would represent year-over-year growth of 35 percent to 37 percent.

•
Adjusted EBITDA of positive $0.9 million to positive $1.3 million. GAAP net loss is the most comparable GAAP measure to adjusted EBITDA. Adjusted EBITDA differs from GAAP net loss in that it excludes depreciation and amortization, stock based compensation, acquisition-related costs, interest, income taxes and unoccupied lease charges. QTWO is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, QTWO has not provided guidance for GAAP net loss or a reconciliation of the foregoing forward-looking adjusted EBITDA guidance to GAAP net loss.

Q2 Holdings is providing updated guidance for the full-year 2016 as follows:

•	Total revenue of $149.1 million to $149.7 million, which would represent year-over-year growth of 37 percent to 38 percent.

•
Adjusted EBITDA of negative $4.5 million to negative $4.9 million. GAAP net loss is the most comparable GAAP measure to adjusted EBITDA. Adjusted EBITDA differs from GAAP net loss in that it excludes depreciation and amortization, stock based compensation, acquisition-related costs, interest, income taxes and unoccupied lease charges. QTWO is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, QTWO has not provided guidance for GAAP net loss or a reconciliation of the foregoing forward-looking adjusted EBITDA guidance to GAAP net loss.

Conference Call Details

Date:	Nov. 3, 2016
Time:	8:30 a.m. EDT
Hosts:	Matt Flake, CEO / Jennifer Harris, CFO
Dial in:	US toll free: 1-877-201-0168
International: 1-647-788-4902
Conference ID:	99537881

Please join the conference call at least 10 minutes before start time to ensure the line is connected. A live webcast of the conference call will be accessible from the investor services section of the Q2 Holdings, Inc. website at http://investors.q2ebanking.com/.

A replay of the webcast will also be available at this website on a temporary basis shortly after the call.

About Q2 Holdings, Inc.

Q2 Holdings, Inc. (Q2) is a leading provider of secure, cloud-based digital banking solutions headquartered in Austin, Texas. Q2 is driven by a culture of partnership and dedication to empowering community-focused banks and credit unions with digital banking solutions that help them stand apart, scale smart and grow beyond with retail and commercial account holders. Q2’s solutions are designed to deliver a compelling, secure and consistent user experience on any device and enable customers to improve account holder retention and to create incremental sales opportunities. To learn more about Q2, visit www.q2ebanking.com.

Use of Non-GAAP Measures

Q2 uses the following non-GAAP financial measures: adjusted EBITDA; non-GAAP gross margin; non-GAAP gross profit; non-GAAP sales and marketing expense; non-GAAP research and development expense; non-GAAP general and administrative expense; non-GAAP operating loss; and, non-GAAP net loss. Management believes that these non-GAAP financial measures are useful measures of operating performance because they exclude items that Q2 does not consider indicative of its core performance.

In the case of adjusted EBITDA, Q2 adjusts net loss for such things as interest, taxes, depreciation and amortization, stock-based compensation, acquisition-related costs, amortization of technology and intangibles, and unoccupied lease charges. In the case of non-GAAP gross margin and non-GAAP gross profit, Q2 adjusts gross profit and gross margin for stock-based compensation and amortization of acquired technology. In the case of non-GAAP sales and marketing expense, non-GAAP research and development expense, and non-GAAP general and administrative expense, Q2 adjusts the corresponding GAAP expense to exclude stock-based compensation. In the case of non-GAAP operating loss and non-GAAP net loss, Q2 adjusts operating loss and net loss, respectively, for stock-based compensation, acquisition related-costs, amortization of acquired technology, amortization of acquired intangibles, and unoccupied lease charges.

These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, the closest GAAP measures, or other financial measures prepared in accordance with GAAP. A reconciliation to the closest GAAP measures of these non-GAAP measures is contained in tabular form on the attached unaudited condensed consolidated financial statements.

Q2’s management uses these non-GAAP measures as measures of operating performance; to prepare Q2’s annual operating budget; to allocate resources to enhance the financial performance of Q2’s business; to evaluate the effectiveness of Q2’s business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of Q2’s results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communication with our board of directors concerning Q2’s financial performance.

Forward-looking Statements

This press release contains forward-looking statements, including statements about encouraging business performance, improvement in execution of Q2’s sales pipeline, momentum in sales to credit unions and Q2’s quarterly and annual financial guidance. The forward-looking statements contained in this press release are based upon Q2’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include risks related to: (a) the risk that Q2 will face increased competition in its existing markets and as it enters new sections of the market with Tier 1 customers and new products and services; (b) the risk that the market for Q2’s solutions does not grow as anticipated; (c) the risk that Q2’s increased focus on selling to larger Tier 1 customers may result in greater uncertainty and variability in Q2’s business and sales results; (d) the challenges and costs associated with selling, implementing and supporting Q2’s solutions, particularly for larger customers with more complex requirements and longer implementation processes; (e) errors, interruptions or delays in Q2’s service or Web hosting; (f) risks associated with data breaches and breaches of security measures within Q2’s products, systems and infrastructure; (g) technological and regulatory developments; (h) the impact that a slowdown in the economy, financial markets, and credit markets has on Q2’s customers and Q2’s business sales cycles, prospects and customers’ spending decisions and timing of implementation decisions, particularly in regions where a significant number of Q2’s customers are concentrated; (i) the difficulties and risks associated with developing and selling complex new solutions and enhancements with the technical and regulatory specifications and functionality desired by customers and governmental authorities; (j) the difficulties and costs Q2 may encounter with complex implementations of its solutions and the resulting impact on the timing of its revenue from any delayed implementations; (k) the risk that Q2 will not be able to maintain historical contract terms such as pricing and duration; (l) the risks associated with managing growth and the challenges associated with improving operations and hiring, retaining and motivating employees to support such growth; (m) the risk that modifications or negotiations of contractual arrangements will be necessary during Q2’s implementations of its solutions or the general risks associated with the complexity of Q2’s customer arrangements; (n) the risk that Q2’s security measures are compromised or of unauthorized access to customer data;(o) the risks associated with integrating acquired companies and successfully selling and maintaining their solutions; (p) litigation related to intellectual property and other matters and any related claims, negotiations and settlements; and (q) the risk that the challenges faced by our customers impacts their ability to enter into or maintain their agreements with Q2.

Additional information relating to the uncertainty affecting the Q2 business are contained in Q2’s filings with the Securities and Exchange Commission. These documents are available on the SEC Filings section of the Investor Relations section of Q2’s website at http://investors.q2ebanking.com/. These forward-looking statements represent Q2’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Q2 disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Q2 Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2016	December 31, 2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$51,623	$67,049
Restricted cash	2,159	2,123
Investments	40,708	43,571
Accounts receivable, net	16,246	9,009
Prepaid expenses and other current assets	5,335	3,058
Deferred solution and other costs, current portion	8,304	5,968
Deferred implementation costs, current portion	3,038	2,440
Total current assets	127,413	133,218
Property and equipment, net	28,994	24,440
Deferred solution and other costs, net of current portion	12,106	10,146
Deferred implementation costs, net of current portion	7,622	6,045
Intangible assets, net	15,631	17,192
Goodwill	12,876	12,876
Other long-term assets	642	551
Total assets	$205,284	$204,468

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$28,188	$22,481
Deferred revenues, current portion	32,290	23,051
Capital lease obligations, current portion	—	161
Total current liabilities	60,478	45,693
Deferred revenues, net of current portion	32,266	29,188
Deferred rent, net of current portion	9,750	7,359
Other long-term liabilities	292	4,254
Total liabilities	102,786	86,494
Stockholders' equity:
Common stock	4	4
Treasury stock	(264)	(41)
Additional paid-in capital	221,041	207,541
Accumulated other comprehensive loss	(13)	(101)
Accumulated deficit	(118,270)	(89,429)
Total stockholders' equity	102,498	117,974
Total liabilities and stockholders' equity	$205,284	$204,468

Q2 Holdings, Inc.
Condensed Consolidated Statements of Comprehensive Loss
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenues	$38,305	$28,018	$108,069	$78,459
Cost of revenues (1) (2)	19,599	15,135	56,283	42,545
Gross profit	18,706	12,883	51,786	35,914

Operating expenses:
Sales and marketing (1)	8,980	6,660	26,798	19,841
Research and development (1)	8,219	5,979	23,952	14,927
General and administrative (1)	8,624	5,961	23,482	16,430
Acquisition related costs	1,835	1,006	4,793	1,006
Amortization of acquired intangibles	368	227	1,104	227
Unoccupied lease charges	—	—	33	—
Total operating expenses	28,026	19,833	80,162	52,431
Loss from operations	(9,320)	(6,950)	(28,376)	(16,517)
Other income (expense), net	(64)	13	(135)	(3)
Loss before income taxes	(9,384)	(6,937)	(28,511)	(16,520)
Provision for income taxes	(97)	(79)	(330)	(123)
Net Loss	$(9,481)	$(7,016)	$(28,841)	$(16,643)
Other comprehensive loss
Unrealized (loss) gain on available-for-sale investments	(17)	25	88	(11)
Comprehensive loss	$(9,498)	$(6,991)	$(28,753)	$(16,654)

Net loss per common share:
Net loss per common share, basic and diluted	$(0.24)	$(0.19)	$(0.73)	$(0.45)
Weighted average common shares outstanding, basic and diluted	39,870	37,438	39,445	36,774

(1)	Includes stock-based compensation expenses as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Cost of revenues	$547	$290	$1,408	$706
Sales and marketing	587	399	1,514	1,035
Research and development	766	302	2,050	681
General and administrative	1,459	920	3,849	2,450
Total stock-based compensation expenses	$3,359	$1,911	$8,821	$4,872

(2)
Includes amortization of acquired technology of $0.8 million and $0.2 million for the three months ended September 30, 2016 and 2015, respectively, and $2.4 million and $0.2 million for the nine months ended September 30, 2016 and 2015, respectively.

Q2 Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended September 30,
	2016	2015
	(unaudited)	(unaudited)

Cash flows from operating activities:
Net loss	$(28,841)	$(16,643)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Amortization of deferred implementation, solution and other costs	4,928	3,750
Depreciation and amortization	8,935	4,429
Amortization of debt issuance costs	72	72
Amortization of premiums on investments	324	225
Stock-based compensation expenses	8,821	4,872
Deferred income taxes	208	—
Other non-cash charges	164	37
Changes in operating assets and liabilities	4,000	3,636
Cash (used in) provided by operating activities	(1,389)	378
Cash flows from investing activities:
Net redemptions (purchases) of investments	2,626	(24,000)
Purchases of property and equipment	(13,553)	(3,570)
Business combinations, net of cash acquired	(95)	(18,583)
Capitalization of software development costs	(1,932)	—
Purchases of other intangible assets	(263)	—
Decrease in restricted cash	—	(486)
Cash used in investing activities	(13,217)	(46,639)
Cash flows from financing activities:
Payments on financing obligations and capital leases, net	(5,051)	(3,197)
Proceeds from issuance of common stock	4,231	56,648
Net cash (used in) provided by financing activities	(820)	53,451
Net (decrease) increase in cash and cash equivalents	(15,426)	7,190
Cash and cash equivalents, beginning of period	67,049	67,979
Cash and cash equivalents, end of period	$51,623	$75,169

Q2 Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
GAAP gross profit	$18,706	$12,883	$51,786	$35,914
Stock-based compensation	547	290	1,408	706
Amortization of acquired technology	798	197	2,393	197
Non-GAAP gross profit	$20,051	$13,370	$55,587	$36,817

Non-GAAP gross margin:
Non-GAAP gross profit	$20,051	$13,370	$55,587	$36,817
GAAP revenue	38,305	28,018	108,069	78,459
Non-GAAP gross margin	52.3%	47.7%	51.4%	46.9%

GAAP sales and marketing expense	$8,980	$6,660	$26,798	$19,841
Stock-based compensation	(587)	(399)	(1,514)	(1,035)
Non-GAAP sales and marketing expense	$8,393	$6,261	$25,284	$18,806

GAAP research and development expense	$8,219	$5,979	$23,952	$14,927
Stock-based compensation	(766)	(302)	(2,050)	(681)
Non-GAAP research and development expense	$7,453	$5,677	$21,902	$14,246

GAAP general and administrative expense	$8,624	$5,961	$23,482	$16,430
Stock-based compensation	(1,459)	(920)	(3,849)	(2,450)
Non-GAAP general and administrative expense	$7,165	$5,041	$19,633	$13,980

GAAP operating loss	$(9,320)	$(6,950)	$(28,376)	$(16,517)
Stock-based compensation	3,359	1,911	8,821	4,872
Acquisition related costs	1,835	1,006	4,793	1,006
Amortization of acquired technology	798	197	2,393	197
Amortization of acquired intangibles	368	227	1,104	227
Unoccupied lease charges	—	—	33	—
Non-GAAP operating loss	$(2,960)	$(3,609)	$(11,232)	$(10,215)

GAAP net loss	$(9,481)	$(7,016)	$(28,841)	$(16,643)
Stock-based compensation	3,359	1,911	8,821	4,872
Acquisition related costs	1,835	1,006	4,793	1,006
Amortization of acquired technology	798	197	2,393	197
Amortization of acquired intangibles	368	227	1,104	227
Unoccupied lease charges	—	—	33	—
Non-GAAP net loss	$(3,121)	$(3,675)	$(11,697)	$(10,341)

Reconciliation of GAAP net loss to adjusted EBITDA:
GAAP net loss	$(9,481)	$(7,016)	$(28,841)	$(16,643)
Depreciation and amortization	3,064	1,873	8,935	4,429
Stock-based compensation	3,359	1,911	8,821	4,872
Provision for income taxes	97	79	330	123
Interest (income) expense, net	64	(13)	135	3
Acquisition related costs	1,835	1,006	4,793	1,006
Unoccupied lease charges	—	—	33	—
Adjusted EBITDA	$(1,062)	$(2,160)	$(5,794)	$(6,210)

MEDIA CONTACT:	INVESTOR CONTACT:
Kathleen Lucente	Bob Gujavarty
Red Fan Communications	Q2 Holdings, Inc.
O: (512) 551-9253 / C: (512) 217-6352	O: (512) 439-3447
kathleen@redfancommunications.com	bobby.gujavarty@q2ebanking.com

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